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                                                                                                                        Exhibit 4.44
                                                                                                                Amended and Restated
                                                                                              PROMISSORY NOTE AND SECURITY AGREEMENT
(LOGO, FIRST UNION)   $15,000,000                                                                                  December 21, 1994
                      -----------                                                                                  -----------------
                                                                                                    (Date of Execution and Delivery)

LENDER: FIRST UNION NATIONAL BANK OF NORTH CAROLINA (hereinafter termed "LENDER"), Mount Airy, North Carolina
                                                                                   -----------

BORROWER(S): Insteel Industries, Inc., a North Carolina corporation, with its principal place of business at 1373 Boggs Drive,
             ----------------------------------------------------------------------------------------------------------------------
             Mount Airy, North Carolina
             ----------------------------------------------------------------------------------------------------------------------

FOR VALUE RECEIVED: to wit, money loaned undersigned BORROWER(S) (hereinafter collectively termed "BORROWER"), jointly and severally
(if more than one BORROWER), promise(s) to pay to the order of LENDER at its office in the above city, or wherever else LENDER may specify, the sum of
Fifteen Million                                                                                              ($15,000,000  )DOLLARS*
------------------------------------------------------------------------------------------------------------- --------------
with interest until paid
* minus one hundred percent (100%) of the face amount of all import letters of credit issued by Lender for the account of Borrower other than letter of credit number L046772 in the current face amount of $9,327,890 naming International Chartering, Inc. as beneficiary.


CONTRACT [ ]    at the rate of                        percent  (       %);
                              -----------------------            ------

RATE OF  [x]    at the rate of LENDER'S PRIME RATE minus one quarter of one percent (0.25%) as that rate may change from time to time with changes to occur on the date the LENDER'S PRIME RATE changes or as set forth on the attached Schedule "B"
                which is incorporated herein by reference
INTEREST

         [ ]    at the rate of
                               ----------------------------------------------------------------------------------------------------
                to be adjusted                                                                         beginning
                               ------------------------------------------------------------------------         -------------------

TERMS    [x]    payable in full on January 31, 1996;

OF       [x]    with interest payable daily commencing on December 21, 1994 and each day thereafter;

PAYMENT  [ ]    payable in consecutive                         payments of principal commencing on
                                       -----------------------
                                                  , in               equal payments of $
                ----------------------------------      ------------                      -----------------------------------------
                plus an irregular payment of $                   due on
                                              -------------------       -----------------------------
                with interest payable                    commencing on                      and each                     thereafter;
                                      -------------------              ---------------------         --------------------

          [ ]   payable in consecutive                            payments of principal and interest commencing on
                                       --------------------------
                                                     , in                         equal payments of $
                ------------------------------------      -----------------------                      ----------------------------
                plus an irregular payment of all remaining principal and interest due on
                                                                                         ------------------------------------------;
          [ ]   see attached Schedule "B," terms of which are incorporated herein by reference;
                                              (TERMS ABOVE NOT COMPLETED ARE DELETED)

together with a late charge of four percent (4%) of each payment past due for fifteen (15) or more days.  If BORROWER fails to make a payment when due, subsequent payments shall be first applied to the past due payment.  If BORROWER resumes making payments but has not paid all past due payments, then LENDER will impose a separate late payment charge for each payment that becomes due until the default is cured.
     Further, upon BORROWER'S Default (as hereinafter defined) and where LENDER deems it necessary or proper to employ an Attorney to enforce collection of any unpaid balance hereunder; then BORROWER agrees to pay LENDER'S reasonable Attorney's fees and collection costs.  Liability for reasonable Attorney's fees and costs shall exist whether or not any suit or proceeding is commenced; BORROWER agrees and stipulates that reasonable Attorney's fees shall be deemed to be fifteen percent (15%) of the sum of all unpaid principal and interest due as permitted under the laws of the state of North Carolina.
     In addition to all other rights contained herein, if the original principal amount of the loan is more than Three Hundred
Thousand and no/100 Dollars ($300,000.00) the contract rate of interest during any period while the loan is in Default shall be the interest rate set out above plus three percent (3%) commencing with and continuing for as long as the loan or any portion thereof is in Default.  The contract rate of interest shall apply until the Note or any judgement thereon shall be paid in full.
     INTEREST is computed on the basis of a 360 day year for the actual number of days in the interest period (Actual/360
Computation) unless indicated below.

-----------------------------------------------------------------------------------------------------------------------------------
     LENDER'S Actual/360 or 365/360 computation determines the annual effective interest yield by taking the stated (nominal)
interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period.  Application of such computation produces an annualized effective interest rate exceeding that of the nominal rate.
     If the interest provision contained herein refers to "LENDER'S PRIME RATE", BORROWER acknowledges/that LENDER'S PRIME RATE is not represented or intended to be the lowest or most favorable rate of interest offered by LENDER.
     All payments received during normal banking hours after 2:00 P.M. shall be deemed received at the opening of the next banking day.  At LENDER'S option, any repayments of this Note, other than by U.S. currency, will not be credited to the outstanding loan balance until LENDER receives collected funds.
BORROWER'S payment will increase if the scheduled payment amount is insufficient to pay accrued interest.  If the scheduled payment amount is insufficient to pay accrued interest, the scheduled payment amount shall be immediately increased as is necessary to pay all accruals of unpaid interest from previous periods.  Such adjustments to the scheduled payment amount shall remain in effect for as long as the interest accruals shall exceed the original scheduled payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate.  In no event shall the scheduled payment amount be reduced below the original scheduled payment specified herein.
     Each of the undersigned, whether BORROWER, sureties or endorsers, and all others who may become liable for all or any part of the obligations evidenced and secured hereby, do hereby, jointly and severally; waive presentment, demand, protest, notice of protest and/or of dishonor, notice of acceleration of maturity on Default or otherwise.  Further, they agree that LENDER may, from time to time, extend, modify, amend or renew this Note for any period (whether or not longer than the original period of the Note)
and grant any release, compromises or indulgences with respect to the Note or any extensions, modifications, amendments or renewals thereof or any security therefor, or to any party liable thereunder or hereunder, all without notice to or consent of any of the undersigned and without affecting the liability of the undersigned hereunder.
     If this Note is subject to the terms of a Commitment letter and/or Loan Agreement, LENDER may advance and readvance under this
Note pursuant to its terms and/or the terms of such other contractual obligations between the parties, and at the request of
BORROWER, LENDER in its sole discretion may make other advances and readvances under this Note pursuant thereto.
     If more than one person has signed this instrument, such parties are jointly and severally obligated hereunder.  Further, use of the masculine pronoun herein shall include the feminine and neuter and also the plural.  If any provision of this instrument shall be prohibited of invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
     Time is of the essence hereof.  Any notices to Borrower shall be sufficiently given, if mailed or delivered to the Principal
Place of Business.
     TO SECURE PAYMENT of this Note, all obligations of undersigned BORROWER hereunder, and all other obligations of BORROWER to
LENDER, its successors and assigns, howsoever created, arising or evidenced; whether direct or indirect, absolute or contingent, or now or hereafter existing, or due to become due (the loan and debt evidenced by this Note and secured by this Security Agreement and all other present and future obligations of BORROWER owed to LENDER are hereinafter collectively termed the "OBLIGATIONS"); the undersigned BORROWER hereby mortgages, conveys, and grants to LENDER, as permitted by law, a security interest in, and herewith pledges and deposits as collateral the following described and identified personal and/or real property, and any and all additions, accessions and substitutions thereto or therefor, (including all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto) are hereinafter termed the "COLLATERAL"; and a Security interest in PROCEEDS
AND PRODUCTS of the COLLATERAL is granted to LENDER:

[ ] If checked here, COLLATERAL is listed and described on attached SCHEDULE "A" (incorporated herein by reference).
[ ] This Note is secured by a deed of Trust, Mortgage or Deed to Secure Debt (hereinafter Security Instrument) to             dated
                                                                                                                  ------------
                                      43
    --------------------

BORROWER hereby warrants, covenants and agrees that:
(1) Borrower's principal place of business is that shown above.  If Borrower has no principal place of business in said State, the
Borrower's residence in said State is shown above.
(2) BORROWER's other places of business in said State or State of LENDER's office not previously stated are as follows:

(3) Personal property COLLATERAL is used or being purchased for [ ] Farming Operations [X] Business Use and [ ] if checked here,
COLLATERAL IS BEING ACQUIRED WITH THE PROCEEDS OF AN ADVANCE EVIDENCED BY THIS Agreement, which LENDER may disburse directly to the seller of said personal property.
(4) The personal property COLLATERAL will be kept at the Principal Place of Business; otherwise [ ] if checked here at:

(5) If any personal property COLLATERAL will be used in more than one State whether or not actually so used, and BORROWER has a place(s) of business in more than one State, the Principal Place of Business is that shown above unless otherwise as follows:

(No. and Street)

(City)                           (County)                                        (State)                                  (Zip Code)

(6) [ ] If checked here personal property COLLATERAL is to be affixed to real property, a description of the real estate is as follows:

full name(s) of the record owner(s) is (are):;
(7) Said COLLATERAL is free and clear of all liens, security interests, claims and/or encumbrances other than any to LENDER except the following:

(8)[X] If checked, this Note is subject to the terms and conditions of a commitment letter and/or loan agreement between BORROWER and LENDER dated December 28, 1993 and December 22, 1992 respectively which is incorporated herein by reference.
     THIS PROMISSORY NOTE AND SECURITY AGREEMENT IS SUBJECT TO THE ADDITIONAL PROVISIONS, TERMS, UNDERTAKINGS AND RIGHTS SET FORTH
ON THE REVERSE SIDE HEREOF, THE SAME BEING INCORPORATED HEREIN BY REFERENCE.
     BORROWER agrees that LENDER shall after the occurrence of any event of default, be entitled to immediate possession of the
COLLATERAL.  BORROWER agrees that LENDER's interest in the COLLATERAL arose out of a Commercial Transaction.
     To secure payment of the Note, BORROWER grants a security interest in any collateral (other than household goods or a principal dwelling, but this exception does not apply to the collateral described in this Note) which secures any other loans of BORROWER with
LENDER, now or hereafter.  LENDER expressly waives as collateral for this loan any security interest in collateral BORROWER uses as a principal dwelling and household goods for any other existing or future transactions between BORROWER and LENDER, except that this waiver does not apply to the collateral described in this Note.
     IN WITNESS WHEREOF, the Borrower, on the day and year first written above, has caused this Note to be executed under seal by,
(i) if by individuals, by hereunto setting their funds and seals or (ii) if a corporation, that adopts the facsimile seal printed hereon for such special occasion and purpose (or if an impression seal appears hereon by affixing such impression seal) by its duly authorized officer(s).

 CORPORATE BORROWER ATTEST                                  INSTEEL INDUSTRIES, INC.
                                                        ---------------------------------------------------------------------------
                                                                        Name of Corporation

By:  Gary D. Kniskern                                   By: Michael C. Gazmarian
   ------------------------------------                    ------------------------------------------------------------------------
                                                            Title:  Treasurer
   ---------------- (Secretary)

INDIVIDUAL BORROWER(S), PROPRIETORSHIPS, PARTNERSHIPS      ------------------------------------------------------------------------

-----------------------------------------------------      -------------------------------------------------------------------(Seal)

-----------------------------------------------------      -------------------------------------------------------------------(Seal)

This Note amends and restates in its entirety that
certain Promissory Note, dated December 31, 1993,      [SEAL]
as amended by First Modification thereto, dated
September 26, 1994, issued by Borrower to Lender.                Taxpayer Identification Number(s) 56-0674867
                                                                                                   Ref. 301117 (3/89)

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                                     43(a)

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                                                       ADDITIONAL PROVISIONS
                          BORROWER hereby further warrants, covenants, and agrees as follows (continued from front side hereof):
 Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder.
   No waivers, amendments or modifications shall be valid unless in writing.  No waiver by LENDER of any default(s) shall operate as a waiver of any other default or the same default on a future occasion.  All rights of LENDER hereunder shall inure to the benefit of its successors and assigns, and all OBLIGATIONS of BORROWER shall bind his heirs, executors, administrators, successors and/or assigns.
  This Note shall be governed by and construed under the laws of the State of North Carolina.  BORROWER irrevocably agrees to submit to personal jurisdiction in the State of North Carolina.  Service of process on BORROWER arising out of or relating to this Note shall be effective if mailed to BORROWER at the address first above given or, if applicable at the address provided to LENDER pursuant to the terms hereof.
  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER FURTHER KNOWINGLY AND VOLUNTARILY WAIVES THE
RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR THE LOAN AGREEMENT AND AGREES THAT ALL SUCH ACTIONS OR
PROCEEDINGS AT THE OPTION OF LENDER SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF NORTH CAROLINA.
  In the case of conflict between the terms of this Note and any Commitment Letter and/or Loan Agreement issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, then the Commitment Letter.
  BORROWER WILL IMMEDIATELY NOTIFY LENDER in writing of any (1) change in: BORROWER's Principal Place of Business and/or Residence;
(2) change in the BORROWER's name or identity; (3) change in BORROWER's Corporate Structure.
  BORROWER warrants that BORROWER does not have either a record or reputation for violating Laws of the United States or of any
State relating to liquor (as referred to in 18 U.S.C.A. 3617, et. seq.) or narcotics (as referred to in 21 U.S.C.A. 801, et. seq.)
and/or any commercial crimes.
  BORROWER warrants to LENDER that all balance sheets, financial statements, profit and loss statements and all other information now or hereafter furnished to LENDER are and will be true and correct and fairly reflect the financial condition of BORROWER as of the dates thereof, and that the most recently provided financial information fairly reflects the current financial condition of
BORROWER.
  Each BORROWER waives all claims, direct or indirect, absolute or contingent, against any other BORROWER, guarantor, endorser or surety arising from or relating to this Note or such BORROWER's performance hereunder.  Without limiting the foregoing, each
BORROWER waives all rights of reimbursement, exoneration, indemnification and/or contribution from any other BORROWER, guarantor, endorser or surety under or relating to this NOTE and waives all rights of subrogation to the claims of Bank which may otherwise arise from such payment.
  Upon the occurrence of any of the "EVENTS OF DEFAULT," as hereinafter defined, LENDER is herewith expressly authorized to exercise its right of Set-Off or Bank Lien as to any monies deposited in demand, checking, time, savings or other accounts of any nature maintained in and with if by any of the undersigned, without advance notice.  Said right of Set-Off shall also be exercised and applicable where LENDER is indebted to any signer hereof by reason of any Certificate of Deposit, Note or otherwise.
  Upon the occurrence of any "Event of Default," all of the OBLIGATIONS evidenced herein and secured hereby shall at the option of
LENDER immediately be due and payable, without notice.
  The parties agree that LENDER may exercise its power of sale for real property and personal property together or separately.

                                                       EVENTS OF DEFAULT
  BORROWER shall be in default under this Note, upon the happening of any of the following events, circumstances or conditions;
namely:
  (1)  Default in the payment or performance of any of the OBLIGATIONS provided hereunder or in connection herewith or any other
OBLIGATIONS of BORROWER or any affiliate (as defined in 11 U.S.C. 101(2), except that the term "debtor" therein shall be substituted by the term  "BORROWER" herein, hereinafter "affiliate") or any general partner of BORROWER or any endorser, guarantor or surety for BORROWER to LENDER or any affiliate of LENDER, howsoever created, primary or secondary, whether direct or indirect absolute or contingent, now or hereafter existing, due or to become due, or of any other covenant, warranty or undertaking expressed herein, therein, or in any other document establishing said endorsement, guaranty, or surety; or
  (2)  Any warranty, representation or statement made or furnished to LENDER by or on behalf of BORROWER, or any guarantor, in connection with this Note or to induce LENDER to make a loan to BORROWER which was false in any material respect when made or furnished or has become materially false, if such warranty of BORROWER was ongoing in nature; or
  (3)  Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, custodian, or trustee for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against BORROWER or any endorser, guarantor, or surety for or any general partner or majority shareholder of BORROWER; or
  (4)  The acquisition of substantially all of BORROWER's endorser's, guarantor's or surety's business or assets, or a material portion of such business or assets if such a sale is outside BORROWER's, or guarantor's, endorser's or surety's ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions, or any acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity, or should any BORROWER, endorser, guarantor, or surety enter into any transaction or merger or consolidation without prior written consent of LENDER;
or
  (5)  Failure of a corporate BORROWER or endorser, guarantor, or surety for said BORROWER to maintain its corporate existence in good standing; or
  (6)  Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against BORROWER or any endorser, surety, or guarantor; or upon the issuance of any writ of garnishment, judicial seizure of, or attachment against any property of, debts due or rights of BORROWER or any endorser, surety or guarantor, to specifically include commencement of any action or proceeding to seize monies of BORROWER or any endorser, surety or guarantor on deposit in any bank account with LENDER or
  (7)  Any BORROWER, endorser, guarantor, or surety shall be a debtor, either voluntarily or involuntarily, under (and as the term debtor is defined in) the Bankruptcy Code or should any BORROWER, endorser, guarantor, or surety be generally not paying their respective debts as such debts become due; or
  (8)  Failure of said BORROWER, endorser, guarantors or sureties to furnish financial statements or other financial information reasonably requested by LENDER; or
  (9)  The assertion or making of any seizure, vesting, or intervention by or under authority of any government by which the management of BORROWER, or any endorser, guarantor or surety is displaced of its authority in the conduct of its business(es) or its business(es) is curtailed.
 (10)  Loss, theft, substantial damage, destruction, sale or encumbrance to or of any COLLATERAL,  or the assertion or making of any levy, seizure, mechanics' or materialmen's lien or attachment thereof or thereon; or
 (11)  If LENDER should otherwise deem itself or the debt created hereunder unsafe or insecure; or should LENDER, in good faith, believe that the prospect of payment or other performance is impaired.

                                      ADDITIONAL PROVISIONS FOR PERSONAL PROPERTY COLLATERAL
                               BORROWER hereby further warrants, covenants, and agrees, as follows:
  THE COLLATERAL SHALL, AT ALL TIMES, BE AT BORROWER's risk.  The loss, injury to or destruction of COLLATERAL shall release
BORROWER from payment or other performance hereof.  BORROWER agrees to obtain and keep in force Physical Damage and/or Property
Damage Insurance on said COLLATERAL and any other insurance required by LENDER.  Such insurance is to be in form and amounts satisfactory to LENDER, with the same payable to LENDER.
All such policies shall provide for ten days written minimum cancellation notice to LENDER.  BORROWER shall furnish to LENDER the original policies or certificates or other evidence satisfactory to LENDER of compliance with the foregoing provisions.  LENDER is authorized, but not obligated, to purchase any or all of said insurance or "single interest insurance," protecting only its security interests, all at BORROWER's expense.  In such event, BORROWER agrees to reimburse LENDER for the cost of such insurance to the extent that the same is not included in the principal amount of this Note.
  BORROWER hereby assigns to LENDER the proceeds of all such insurance to the extent of the unpaid balance hereunder, and directs any insurer to make payments directly to LENDER, BORROWER further hereby grants to LENDER his Power of Attorney, which shall be irrevocable for so long as any amount is unpaid hereunder.  Said Power of Attorney gives LENDER the sole right to file Proof of Loss and/or any other forms required to collect from any insurer any amount due from any loss, damage or destruction of the COLLATERAL;
to agree to and bind BORROWER  as to the amount of said recovery; to designate Payee(s) of such recovery; to grant releases to payor-insurers for their liability; to grant subrogation rights to any such payor-insurer, to indorse any settlement check or draft.  BORROWER further agrees not to exercise any of the foregoing Powers granted to LENDER, without the latter's written consent.
In the event of any default hereunder, LENDER is authorized in its sole discretion to cancel any insurance and credit any premium refund against the unpaid balance due on BORROWER OBLIGATIONS.
   If,  with respect to any security pledged hereunder, a stock dividend is declared or any stock split-up made or right to subscribe is issued, all the certificates for the shares representing such stock dividend or stock split-up right to subscribe will be immediately delivered, duly indorsed, to the LENDER as additional COLLATERAL security.
  If, at any time, the COLLATERAL shall be deemed unsatisfactory to and by LENDER or in the event LENDER shall otherwise deem itself, its security, its COLLATERAL or said debt unsafe or insecure, then and on demand of LENDER, BORROWER shall immediately furnish such further COLLATERAL or make such payment on said account as will be satisfactory to LENDER to be held by said LENDER as it originally pledged hereunder.
  At its option, LENDER may discharge taxes, liens security interest or other encumbrances at any time levied or placed on said
COLLATERAL, may pay for insurance and for the maintenance and preservation of same.  BORROWER agrees to reimburse LENDER, on demand, for any such payment made, or any such expense incurred by LENDER pursuant to the foregoing authorization, any amounts so advanced, paid or expanded shall be deemed principal advances under this Note (even though when added to other advances the sum thereof may exceed the face amount of the Note), shall bear interest from time advanced, paid or expanded at the rate prescribed in this Note and be secured by the personal property Collateral and its payment endorced as if it were part of the original debt.
Any sum expended, paid or advanced under this paragraph shall be at LENDER's sole option and not constitute a waiver of any default or right arising from the breach by BORROWER of any covenant or agreement contained in this Note.  Until default, as hereinafter defined, BORROWER shall have the right to retain possession of the COLLATERAL, unless otherwise agreed by the parties hereto, and to use it in any lawful manner not inconsistent with this Note.
   LENDER may, with or without notice, before or after maturity of this Note, transfer or register in the name of its nominee(s) all or any part of the COLLATERAL and also exercise any or all rights of collection, conversion, or exchange and other similar rights, priviliges and options pertaining to the COLLATERAL; but shall have no duty to exercise any such rights, privileges or options or to sell or otherwise realize upon any of the COLLATERAL as herein authorized or to preserve the same and shall not be responsible for any failure to do so or delay in so doing.  As to any COLLATERAL consisting of instruments or chattel paper, it is agreed that
LENDER shall not be required to take any steps whatever to preserve any rights against prior Parties.
   LENDER shall have no custodial or ministerial duties to perform with regard to COLLATERAL pledged except for its safekeeping; and
by way of explanation and not by way of limitation thereof.  LENDER shall incur no liability for any of the following: either loss or depreciation of the COLLATERAL unless caused by its willful misconduct; its failure to present any paper for payment or protest or to protest or to give notice of non-payment or any other notice with respect to any paper or COLLATERAL; or failure to present or surrender for redemption, conversion or exchange any bond, stock, paper, or other Security whether in connection with any merger, consolidation, recapitalization, reorganization or arising out of the intendment or refunding of the original Security; or
its failure to notify any party hereto that the COLLATERAL should be so presented or surrendered.
   Upon any transfer of this Note, the LENDER may deliver the property held as security or any part thereof, to the transferee, as well as any subsequent holder hereof, who shall there upon become vested with all the powers and rights herein given to the LENDER in respect to the property so transferred and delivered; and the LENDER shall thereafter be forever relieved and fully discharged from any liability or responsibilty with respect to such property so transferred but with respect to any property not so transferred, the LENDER shall retain all rights and powers hereby given.
   With prior written assent of the LENDER, other COLLATERAL may be substituted for the original COLLATERAL herein, in which event all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute COLLATERAL.
   If the COLLATERAL is attached to real estate prior to the perfection of the security interest granted herein and hereby.
BORROWER will, on demand of LENDER, furnish the latter with a disclaimer(s) duly executed by all persons having any interest in the real estate, or any interest in or claim against the COLLATERAL which is prior to LENDER's interests.
   Borrower will not use any COLLATERAL in any jurisdiction other than a State in which BORROWER shall have previously advised
LENDER  to be properly protected and perfected.  Absent advance written consent of LENDER, the COLLATERAL therein described will not be used outside the territorial limits of the U.S.A.
   BORROWER (or one or more of undersigned) has, or forthwith will acquire, full title to COLLATERAL, and will at all times keep same free of all liens, security interests, attachments, and/or claims whatsoever, other than the security interests hereunder.
BORROWER has good indefeasible marketable title hereto and will warrant and defend same against all claims.  BORROWER is not to and will not attempt to transfer, sell or encumber the COLLATERAL or use it for hire or in violation of any statute or ordinance.
BORROWER further agrees to pay promptly all taxes and assessments upon the COLLATERAL and/or for its use or operation, and/or on the
Agreement to keep use and maintain said COLLATERAL in a reasonably careful manner so as not to unreasonably or unnecessarily expose the same to waste, damage, wear or depreciation, and to keep the same in good order and repair.  LENDER may examine and inspect
COLLATERAL or any part thereof, wherever located at any reasonable time(s).  All equipment, accessories and parts shall become part of said COLLATERAL by accession.
   Borrower will at all times keep LENDER's security interest properly protected and hereby designates LENDER as its attorney in fact to do any acts or deeds or execute such documents reasonably appropriate to accomplish said perfection.  Said designation shall be irrevocable as long as any obligation of Borrower is outstanding.

                         REMEDIES ON DEFAULT (Including Powers of Sale) FOR PERSONAL PROPERTY COLLATERAL)
   Lender shall have all rights and remedies of a SECURED PARTY under the Uniform Commercial Code, as adopted by the State of
LENDER's office as set forth herein.
 Without limitation thereto, LENDER shall have the following specific rights and remedies:
 (1)  To take immediate possession of the COLLATERAL without notice or resort to legal process; and for such prupose, to enter upon any premises on which the COLLATERAL or any part thereof may be situated and remove the same therefrom; or, at its option, to render the COLLATERAL unusable.  Furhter, also at its option, to dispose of said COLLATERAL on BORROWER's premises.
 (2)  To require BORROWER  to assemble the COLLATERAL and make it available to LENDER, which is reasonably convenient to both parties.
 (3)  To exercise its rights of Set-Off by applying any monies of BORROWER on deposit with LENDER toward payment of the OBLIGATIONS evidenced or referred to herein or secured hereby, without notice.  If any process is issued or ordered to be served on LENDER, seeking to seize BORROWER rights and/or interest in any bank account maintained with LENDER; the balance in any said account shall immediately be deemed to have been and shall be set-off against any and all OBLIGATIONS of BORROWER to LENDER, as of the time of issuance of any such writ or process; whether or not BORROWER and/or LENDER shall then have been served therewith.
 (4)  To dispose of COLLATERAL as allowed by the Uniform Commercial Code, as adopted by the State of LENDER's office as set forth herein to any County or place selected by LENDER

 (5)  To make or have made any repairs deemed necessary or desirable at time or repossession , possession or sale, the cost of which is to be charged against BORROWER.
 (6)  To apply the proceeds realized from disposition of the COLLATERAL to satisfy the following items in the order here listed:
        (a) The cost of reimbursing any person whose interest in  the premises is physically damaged by the entry and removal of the
COLLATERAL, upon BORROWER's failure to do so; next to
        (b) The expenses of taking, removing, holding for sale, repairing or otherwise preparing for sale and selling of said
        COLLATERAL, specifically including the LENDER reasonable Attorney's fees and both legal and collection expenses.  BORROWER herewith stipulates and agrees that 15% of the sum of the unpaid principal and all interest due thereon as permitted under state law shall be deemed reasonable Attorney's fees of said LENDER, next to
        (c) The expense of liquidating any liens, security interest, attachments or encumbrances superior to the security interest herein created; and, finally to
        (d) The unpaid principal and all accumulated interest hereunder and to any other debt owed to LENDER by any signer hereof.
  Any surplus, after the satisfaction of the  foregoing items (a) through (d) shall be paid to BORROWER or to any other PARTY lawfully entitled thereto and know to this LENDER.  Further, if proceeds realized from disposition of the COLLATERAL shall fail to satisfy any of the  foregoing items (a) through (d), BORROWER shall forthwith pay deficiency balance to LENDER.
 All items and expressions contained herein which are defined in Article 1, 3, or 9, of the Uniform Commercial Code of the State of
North Carolina shall have the same meaning herein as in said Articles of said Code.

                                       ADDITIONAL PROVISIONS AS TO REAL PROPERTY COLLATERAL
                                BORROWER hereby further warrants, covenants and agrees, as follows:

   This note is secured by a Security Instrument and such instrument is incorporated herein by reference.
   BORROWER will discharge all of BORROWER's duties and obligations as stated in any Security Instrument to LENDER for any debt of
BORROWER to Lender and any other Instrument, including a Commitment Letter and/or Loan Agreement, if any, evidencing and securing the obligations in this Note.

                                         REMEDIES ON DEFAULT FOR REAL PROPERTY COLLATERAL

   All remedies upon default for real property Collateral encumbered to Lender by the Security Instrument will be determined according to the terms of such Security Instrument.
                                             (SEE OTHER SIDE FOR SIGNATURES AND SEALS)



                                      44(a)

SCHEDULE B TO PROMISSORY NOTE AND SECURITY AGREEMENT

DATED DECEMBER 21st, 1994.

IN THE AMOUNT OF $15,000,000

BETWEEN FIRST UNION NATIONAL BANK OF NORTH CAROLINA AND INSTEEL INDUSTRIES, INC.


--------------------------------------------------------------------------------


         Borrower may elect from time to time to select the rate of interest under this Note which shall be either the LIBOR Rate (as hereinafter defined) or Lender's Prime Rate (as defined in this Note). As used herein, "LIBOR Rate" shall mean the rate per annum (adjusted for the costs of maintaining reserves, insurance, and any other costs as may become applicable) at which deposits in the United States dollars would be offered to Lender at approximately 10:00 a.m., London time for an amount equal to the principal balance outstanding under this Note for any thirty (30) day period for which the LIBOR Rate is chosen for settlement in immediately available funds by major banks in London Interbank Market plus three quarters percent (0.75%) per annum.

         Executed this 21st day of December, 1994.

ATTEST:                                           INSTEEL INDUSTRIES, INC.


/s/ Gary D. Kniskern                              By: /s/ Michael C. Gazmarian
---------------------------                           --------------------------
                 Secretary                            Title: Treasurer
 ---------------                                             -------------------

     [CORPORATE SEAL]


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